Exhibit 32.2

VENTURI PARTNERS, INC. AND AFFILIATES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Venturi Partners, Inc. (the “Company”) on Form 10-Q for the period ending June 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, James C. Hunt, Chief Financial Officer of the Company, hereby certifies that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Hunt

James C. Hunt
President and Chief Financial Officer
August 10, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Venturi Partners, Inc. and will be retained by Venturi Partners, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

32